Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2011, relating to the consolidated financial statements of ServiceSource International, LLC., which appears in ServiceSource International, Inc.’s Registration Statement on Amendment No. 3 to Form S-1 (333-171271) filed on March 10, 2011.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

March 25, 2011